                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Cascade Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/x/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

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

                                 CASCADE CORPORATION
                               NOTICE OF ANNUAL MEETING
                                     MAY 14, 1996
To the Shareholders:

     The 1996 Annual Meeting will be held at the Red Lion Motor Inn, Portland Center, 310 S.W. Lincoln Street, Portland, Oregon, on Tuesday, May 14, 1996, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

     1.  The election of Directors for the ensuing year.

     2. To consider and act upon any other business that may properly come before the meeting.

     Shareholders of record at the close of business on April 5, 1996 will be entitled to vote at the meeting.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN
AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                        GERALD M. BITZ
                                        Secretary
Portland, Oregon
April 10, 1996

                                   PROXY STATEMENT

     This proxy statement and the accompanying proxy form are being mailed to security holders April 10, 1996.

MATTERS TO BE PRESENTED AT THE MEETING
     The election of Directors is the only matter the management intends to present at the Annual Meeting of Shareholders. The management is not informed of any matters that may be presented by others.

OUTSTANDING VOTING SECURITIES
     There are outstanding and eligible to vote at the meeting 11,896,704 shares of common stock of the Corporation, each entitled to one vote. As of April 5, 1996, the only persons known to the Corporation to be beneficial owners of more than 5% of the outstanding common stock of the Corporation were Robert
C. Warren and Nani S. Warren, c/o 2020 S.W. Fourth Avenue, Portland, Oregon 97201, (see table under "Election of Directors"), and FMR Corporation, 82 Devonshire Street, Boston, Massachusetts 02109, beneficial owner of 1,121,500 shares, or 9.4% of the total common stock outstanding, through its subsidiaries, Fidelity Management & Research Company and Fidelity Management Trust Company.

PROXY SOLICITATION AND REVOCATION
     The solicitation of the enclosed proxy is being made on behalf of the Board of Directors of the Corporation. Regular employees of the Corporation may solicit proxies personally or by telephone or facsimile. In addition, arrangements may be made with brokerage houses and other custodians to send proxies and proxy-soliciting materials to their principals, and the Corporation may reimburse them for their expense in so doing.

      Should any matters other than the election of directors requiring a vote of the shareholders be properly raised at the meeting, the persons named on the proxy intend to use their best judgment in exercising the discretion given them.

     Anyone who gives a proxy may revoke the proxy at any time before it has been exercised by delivering written notice of the revocation to the Secretary of the Corporation, or may still vote in person.

     The record date for determination of shareholders entitled to vote at the annual meeting was April 5, 1996.

ELECTION OF DIRECTORS
     Each nominee listed below is a candidate for election to the Board of Directors to serve until the 1997 Annual Meeting or until his successor is elected. All nominees except Mr. Maunder were elected to the Board at the 1995 Annual Meeting. Unless otherwise directed, the accompanying proxy will be voted for the election of the eleven individuals listed below as nominees to the Board of Directors (except that, in the event any nominee is unable to serve, the proxy will be voted for a substituted nominee). Directors are elected by a plurality of the votes cast. Abstentions or broker non-votes will not effect the determination of a plurality. Further information follows with respect to each nominee.



- ------------------------------------------------------------------------------------------------------------
                                                                          Shares of Common     Percentage
                                                                          Stock of the Cor-        of
                                                                           poration Owned       Outstanding
                                Director         Principal                 Beneficially as        Common
Name and Age                     Since           Occupation                of April 5, 1996        Stock
- ------------------------------------------------------------------------------------------------------------
Joseph J. Barclay, 63            1972      Chairman and Chief                    420,214            3.5%
                                           Executive Officer
                                           of the Corporation since
                                           August, 1993; formerly
                                           President and Chief
                                           Executive Officer;
                                           Director, Granite
                                           Construction Incorporated

Robert C. Warren, Jr.,           1982      President and Chief                    53,632             .5%
47(1)                                      Operating Officer
                                           of the Corporation since
                                           August, 1993; formerly
                                           Vice President - Marketing
                                           (beginning 1990) and Vice
                                           President - Administration

Rob Spaans, 47                   1994      Managing Director,                      --                --
                                           Cascade Corporation Europe
                                           commencing May 1, 1994; Director
                                           of Manufacturing, Cascade NV
                                           until that date

Richard C. Hire, 68              1972      Retired Vice President -              32,856             .3%
                                           Finance and Secretary of
                                           the Corporation

Eric Hoffman, 72                 1980      Chairman, Hoffman                      8,000              --
                                           Corporation, General
                                           Contractors

C. Calvert Knudsen, 71           1974      Director and retired                   8,000              --
                                           Chairman, Chief Executive
                                           Officer, MacMillan Bloedel, Ltd.,
                                           Director, Safeco Corporation.

Nicholas R. Lardy, 50            1993      Senior Fellow, The                     2,300              --
                                           Brookings Institution,
                                           a policy research institution.

Lawrence S. Maunder, 63           --       Vice President-Marketing               4,396              --
                                           since August, 1993;
                                           Formerly Vice President-U.S.
                                           Sales (beginning 1989)
                                           and U.S. Sales Manager

James S. Osterman, 58            1994      President, Oregon                        500              --
                                           Cutting Systems Division,
                                           Blount, Inc., a diversified
                                           manufacturer

Jack B. Schwartz, 59             1995      Partner, Newcomb,                    111,100(2)           .9%
                                           Sabin, Schwartz & Landsverk,
                                           Attorneys, since 1968; Assistant
                                           Secretary of the Corporation
                                           since 1972; Director,
                                           Macheezmo Mouse Restaurants, Inc.

Robert C. Warren, 78             1946      Chairman Emeritus                  1,862,092(2)(3)      15.7%
                                           of the Corporation since
                                           August, 1993

16 Directors and Officers
as a Group(4)                                                                 2,457,573            20.7%
- --------------------------------------------------------------------------------

(1)  Robert C. Warren, Jr., is the son of Robert C. Warren.
(2) Includes shared voting and investment powers as to 107,500 shares, or .9% of those outstanding, beneficially owned by a charitable foundation.
(3)  Includes  1,754,592 shares, or 14.4% of those outstanding, owned by Robert
     C. and Nani S. Warren as trustees of a revocable trust established by them.
(4) Includes the following share totals held by Executive Officer listed on page 4 and not listed above: G.M. Bitz, 40,000.

      The Board of Directors met five times during the year. The Board has a standing Audit Committee, consisting of Messrs. Knudsen, Hire, and Hoffman, and a standing Compensation Committee consisting of Messrs. Warren, Hoffman, and
Knudsen.   The Audit Committee met twice and the Compensation Committee met once during the year. Each Director attended at least 75% of the aggregate number of meetings of the Board and committees on which he served which were held during the year.
      The Audit Committee recommends annually to the Board the engagement of independent certified public accountants; determines their independence; reviews their professional services and the fees charged; and reviews the scope of the audit and matters relating to it. A description of the Compensation Committee's responsibilities is included in the Committee's Report on Executive Compensation on page 4. The Board does not have a standing nominating committee.

DIRECTORS' FEES
      Directors who are not employees of the Corporation received a $10,000 retainer, an attendance fee of $750 for each board meeting and a $500 fee for each committee meeting attended during the year ended January 31, 1996. For the year ending January 31, 1997, each non-employee Director will receive a $12,000 annual retainer, attendance fees of $750 for each Board meeting and $500 for each committee meeting.

OTHER TRANSACTIONS
      Newcomb, Sabin, Schwartz and Landsverk, a firm in which Jack B. Schwartz, a nominee for Director, is a partner, renders legal services to the Corporation in the ordinary course of business. During the year ended January 31, 1996, the Corporation paid the firm fees approximating $300,677 for such services and additional services in connection with environmental matters and related litigation.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
      The following table sets forth certain information concerning the compensation of the Corporation's Chief Executive Officer and each of its four other most highly compensated executive officers (the "named executive officers") during each of the years in the three-year period ended January 31, 1996.



- -----------------------------------------------------------------------------------------------
                                           ANNUAL COMPENSATION
       NAME AND                      ----------------------------------        ALL OTHER
  PRINCIPAL POSITION       YEAR      SALARY           INCENTIVE PAYMENT       COMPENSATION (1)
- -----------------------------------------------------------------------------------------------
Joseph J. Barclay          1995       $180,000                 $456,515          $11,820
      Chairman and Chief   1994        180,000                  322,137           11,820
      Executive Officer    1993        179,475                  167,992           11,706

Robert C. Warren, Jr.      1995        130,000                  365,212            9,820
      President and Chief  1994        130,000                  257,709            9,820
      Operating Officer    1993        109,716                  103,080            7,788

Gerald M. Bitz             1995         93,600                  182,606            7,488
      Vice President -     1994         92,400                  128,855            7,368
      Finance & Secretary  1993         89,738                   67,197            6,357

Terry H. Cathey            1995         94,200                  182,606            7,536
      Vice President -     1994         93,000                  128,855            7,416
      Manufacturing        1993         90,333                   67,197            6,398

Lawrence S. Maunder        1995         96,000                  182,606            7,640
      Vice President -     1994         94,200                  128,855            7,500
      Marketing            1993         90,336                   49,047            6,399
- -----------------------------------------------------------------------------------------------

(1) The amounts shown are contributions by the Corporation to the Cascade Corporation Savings and Investment Plan, a qualified plan under Section 401(k) of the Internal Revenue Code of 1986, for the benefit of the named executive officers.

     In December, 1993, the Corporation and Mr. Barclay entered into an agreement providing for Mr. Barclay's employment by the Corporation through March 31, 1998. Under the agreement, the Corporation will pay Mr. Barclay a minimum annual salary of $180,000 (subject to annual review), annual incentive compensation payments based upon the same formula and percentage participation then in effect, and certain employee benefits and expense reimbursements. Should the Corporation terminate Mr. Barclay's employment prior to March 31, 1998, for reasons other than misconduct, the Corporation is to pay him $31,000 per month until that date or, if earlier, his death or disability.

OPTIONS GRANTED IN 1995
     The following information is furnished for the year ended January 31, 1996 with respect to the named executive officers for stock options which were granted in May 1995 under the 1995 Senior Managers' Incentive Stock Option Plan (the "Stock Option Plan").

- ---------------------------------------------------------------------------------------------------------
                     NUMBER OF       % OF TOTAL                          POTENTIAL REALIZABLE VALUE OF
                     SECURITIES        OPTIONS                             ASSUMED ANNUAL RATES OF
                     UNDERLYING       GRANTED TO  EXERCISE               STOCK PRICE APPRECIATION FOR
                       OPTIONS        EMPLOYEES     PRICE    EXPIRATION         OPTION TERM (2)
                                                                         -----------------------------
   NAME             GRANTED IN 1995    IN 1995    PER SHARE    DATE (1)         5%         10%
- --------------------------------------------------------------------------------------------------------
Joseph J. Barclay       6,595          8.53%       $16.375    5/9/2005      $67,916    $172,113
Robert C. Warren, Jr.   4,330          5.60%        18.013    5/9/2005       37,501     105,912
Gerald M. Bitz          3,430          4.43%        16.375    5/9/2005       35,323      89,515
Terry H. Cathey         3,452          4.46%        16.375    5/9/2005       35,549      90,089
Lawrence S. Maunder     3,518          4.55%        16.375    5/9/2005       36,229      91,811
- --------------------------------------------------------------------------------------------------------


(1) Under the terms of the Stock Option Plan, options are granted at fair market value and generally may not be exercised until the employee has completed three years of continuous employment with Company or its subsidiaries from the grant date. Options have a term of ten years and generally terminate on the date of the optionee's termination of employment with the corporation, or in the event of death or disability, on the first anniversary of the optionee's termination of employment.

(2) Potential Realizable Value calculation assumes appreciation at the rate shown beginning on the date of grant through the option expiration date.

RETIREMENT PLANS
     Certain employees of the Corporation will receive retirement benefits under the Cascade Corporation Retirement Plan. Benefits are limited to those accrued through December 31, 1988, and are based upon compensation for the five highest consecutive years of compensation during the 10 years of employment ending December 31, 1988.

     The Corporation also provides a supplemental, unfunded severance benefit to certain Retirement Plan participants. A participant's supplemental benefit will be equal to the difference, if any, between (a) benefits which would have been payable under the Retirement Plan, had benefit accruals continued after December 31, 1988, and (b) the actuarial value of benefits payable under the Retirement Plan and benefits attributable to employer contributions, including earnings, under the Corporation's 401(k) Plan.

     Estimated annual Retirement Plan benefits and estimated lump sum supplemental plan benefits, respectively, payable to named executive officers as of January 31, 1996, are as follows: Mr. Barclay, $68,244 and $731,540; Mr. Warren, Jr., $15,977 (Retirement Plan only); Mr. Bitz, $22,565 and $374,050; Mr. Cathey, $9,816 (Retirement Plan only); and Mr. Maunder, $25,752 and $357,820. Retirement plan estimates assume retirement at age 65. Supplemental plan estimates assume retirement at age 65; compensation for the 10 years prior to retirement equal to compensation for the 10 years ending January 31, 1996; 401(k) plan employer contributions equal to those for the year ended January 31, 1996; and an average rate of return on 401(k) Plan employer contributions balances and future employer contributions equal to the return for the 12-month period ended December 31, 1995.

     Mr. Warren, Jr. and Mr. Cathey do not participate in the supplemental plan.


              COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

POLICIES
     The Compensation Committee is responsible for formulating the Corporation's executive compensation policy, subject to approval by the Board of Directors. Mr. Warren, a member of the Committee, was formerly Chairman of the Corporation and has served as Chief Executive Officer in the past.

     For the year ended January 31, 1996, all executive officers were paid a base salary and an incentive bonus equal to an assigned percentage of the Corporation's pretax profits, computed without deducting incentive compensation and certain extraordinary items. The Board of Directors approved salary and bonus participation levels for the year at its February, 1995, meeting.

     By tying compensation in significant part to profits, the Compensation Committee believes the Corporation has assured a close correllation between executive compensation and corporate performance for the period involved. In the committee's view, the Corporation's fiscal 1995 performance was to a significant degree a reflection of prior years' efforts on the part of its executive team.

     The 1995 Cascade Incentive Stock Option Plan provides an additional compensation element linked to the Corporation's longer-term results and share performance.

COMPANY PERFORMANCE AND CEO COMPENSATION
     Mr. Barclay's base salary and incentive bonus participation were established by an agreement entered into in December, 1993, and summarized under "Executive Compensation" above. The Committee believes compensation paid pursuant to the agreement fairly reflects Mr. Barclay's contribution to the Corporation's operating performance and is within the general range of compensation for executives with like responsibilities in the Portland, Oregon, area and in comparable companies and industries.

                                        COMPENSATION COMMITTEE MEMBERS
                                        Robert C. Warren
                                        Eric Hoffman
                                        C. Calvert Knudsen


                                  PERFORMANCE GRAPH

     The following graph compares the annual percentage change in the cumulative shareholder return on the Corporation's Common Stock with the cumulative total return of the NASDAQ Non-Financial Index, and the cumulative total return of an industry group of peer companies in each case assuming investment of $100 on January 31, 1991, and reinvestment of dividends.

                                  TOTAL RETURN CHART
                                      (DOLLARS)

                             1/91     1/92     1/93     1/94     1/95     1/96
                             ----     ----     ----     ----     ----     ----

CASCADE CORPORATION          100      130      137      137      161      186

PEER GROUP*                  100      149      164      219      220      286

NASDAQ NON-FINANCIAL         100      152      161      187      173      240


(*) The peer group includes the following companies: Agco Corp., Alamo Group Inc., Arts Way Mfg. Inc., Astec Inds. Inc., Farr Co., Gehl Co., Gencor Inds. Inc., Jlg Inds. Inc., Lindsay Mfg. Co., Nordson Corp., Peerless Mfg. Co., Raymond Corp., Rexwork Inc., SI Handling Sys. Inc., Utilx Corp., Valmont Inds. Inc.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     Price Waterhouse, an independent certified public accounting firm, has been selected to continue to serve the Corporation in that capacity for the current fiscal year. The Corporation expects representatives of Price Waterhouse to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS
     Shareholder proposals intended to be presented at the next annual meeting must be received by the Corporation no later than January 31, 1997, in order to be included in the proxy materials for such meeting.

ANNUAL REPORT
     The Annual Report of the Corporation is being mailed to the shareholders with the Notice of Annual Meeting and Proxy Statement. The Annual Report is not incorporated in the Proxy Statement by reference, nor is it part of the proxy-soliciting material.

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO RECORD OR BENEFICIAL SHAREHOLDERS AS OF THE RECORD DATE. REQUESTS FOR THE FORM 10-K SHOULD BE ADDRESSED TO THE SECRETARY, CASCADE CORPORATION, 2020 S.W. FOURTH AVENUE, PORTLAND, OREGON 97201, THE EXECUTIVE OFFICES OF THE CORPORATION.

                                        PROXY

                               CASCADE CORPORATION
              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J.J. Barclay, G.M. Bitz and R.C. Warren, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Cascade Corporation held of record by the undersigned on April 5, 1996, at the Annual Meeting of Shareholders to be held at the Red Lion Hotel, 310 S.W. Lincoln, Portland, Oregon 97201, on May 14, 1996 at 10:00 a.m., and at any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELEVEN NOMINEES FOR ELECTION AS DIRECTORS.

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IN NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION AS DIRECTORS.

          (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

- --------------------------------------------------------------------------------
                                 FOLD AND DETACH HERE

PLEASE MARK
YOUR VOTES AS  [X]
INDICATED IN
THIS EXAMPLE

- --------------------------------------------------------------------------------
ITEM 1: ELECTION OF DIRECTORS     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
                                  ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEES
FOR ALL NOMINEES      WITHHOLD    NAME IN THE SPACE PROVIDED BELOW.
LISTED TO THE RIGHT   AUTHORITY
(EXCEPT AS MARKED TO  TO VOTE FOR ----------------------------------------------
THE CONTRARY)            ALL      J.J. Barclay, R.C. Hire, Eric Hoffman, C.C.
                      NOMINEES    Knudsen, N.R. Lardy, L.S. Maunder, J.S.
                      LISTED TO   Osterman, J.B. Schwartz, Rob Spaans, R.C.
                      THE RIGHT   Warren, R.C. Warren, Jr.
   [ ]                   [ ]

I PLAN TO ATTEND MEETING [ ]

COMMENTS/ADDRESS CHANGE  [ ]
PLEASE MARK THE BOX AND
INDICATE COMMENTS/
ADDRESS CHANGE BELOW.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.


Date                        , 1996
    ------------------------

- ----------------------------------
          Signature

- ----------------------------------
          Signature
- --------------------------------------------------------------------------------
                                 FOLD AND DETACH HERE